Exhibit 10.1

AMENDMENT #2

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT #2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 8th day of May, 2009 (the “Effective Date”), by and between Integral Systems, Inc., a Maryland corporation (the “Company”), and William M. Bambarger (the “Executive”).

A. The Company and Executive previously entered into that certain Employment Agreement effective as of October 1, 2007 and amended effective April 30, 2008 (collectively, the “Agreement”). Capitalized terms in this Amendment #2 and not otherwise defined herein shall have the meanings given them in the Agreement.

B. The Company and Executive wish to amend and modify certain provisions in the Agreement as provided herein and effective as of the Effective Date hereof, while leaving unchanged all other provisions of the Agreement.

Agreement

A new Section 4.7 is added to the Agreement to read as follows, the remainder of the Agreement is renumbered accordingly, and all cross-references are renumbered accordingly:

Any unvested portion of any stock options to acquire the Company’s common stock (“Options”) or any equity award made to the Executive shall immediately vest and become exercisable in full: (i) if a change in control (as defined in the Company’s standard form of award agreement for stock options under the Company’s 2008 Stock Incentive Plan) occurs while Executive is an employee of the Company, to the extent the Options and/or other awards are not assumed by the acquiror or successor entity (as applicable) in connection with such change in control, or (ii) if the Options and/or other awards are assumed by the acquiror or successor entity (as applicable) in connection with such change in control and Executive’s employment or services with the Company is terminated by the Company without Cause or by Executive for Good Reason upon or within twelve (12) months following the change in control.

Except as otherwise set forth in this Agreement, all terms and provisions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment #2 as of the Effective Date.

INTEGRAL SYSTEMS, INC.		WILLIAM M. BAMBARGER

By:	/s/ John B. Higginbotham	By:	/s/ William M. Bambarger